IMMEDIATE RELEASE

AAM Announces Departure of Driveline Business Unit President

DETROIT, July 13, 2021 – American Axle & Manufacturing Holdings, Inc. (NYSE: AXL) today announced that Gregory S. Deveson, President - Driveline Business Unit, is leaving AAM to accept a senior management position outside the light vehicle driveline segment.

“We appreciate Greg’s leadership and his positive contribution to AAM’s success over the past four years,” said David C. Dauch, AAM’s Chairman and Chief Executive Officer. “We thank Greg for his service to AAM and wish him well in his future endeavors.”

About AAM

AAM (NYSE: AXL) delivers POWER that moves the world. As a leading global Tier 1 automotive supplier, AAM designs, engineers and manufactures driveline and metal forming technologies that are making the next generation of vehicles smarter, lighter, safer and more efficient. Headquartered in Detroit, AAM has approximately 20,000 associates operating at nearly 80 facilities in 17 countries to support our customers on global and regional platforms with a focus on quality, operational excellence and technology leadership. To learn more, visit www.aam.com.

###

For more information:

Media Contact:

Christopher M. Son
Vice President, Marketing & Communications
(313) 758-4814
chris.son@aam.com

Investor Contact:

David H. Lim

Head of Investor Relations Head of Investor Relations

(313) 758-2006
david.lim@aam.com